Exhibit 23.2

MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLC

CERTIFIED PUBLIC ACCOUNTANTS

389 Mulberry Street • Post Office Box One • Macon, GA 31202

Telephone (478) 746-6277 • Facsimile (478) 743-6858

www.mmmcpa.com

October 26, 2011

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this registration statement on Form S-8 of AdCare Health Systems, Inc. of our report dated July 13, 2011, relating to our audit of the carve-out financial statements of Five Star Quality Care-GA, LLC as of and for the years ended December 31, 2010 and 2009, which is included in the Current Report on Form 8-K/A filed by AdCare Health Systems on July 15, 2011.

We also consent to the incorporation by reference in this registration statement on Form S-8 of AdCare Health Systems, Inc. of our reports dated December 29, 2010, relating to our audits of Coosa Valley Health Care, Inc. and Attalla Health Care, Inc. as of and for the years ended June 30, 2010 and 2009, which is included in the Current Report on Form 8-K/A filed by AdCare Health Systems on January 6, 2011.

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLC